                                                                   Exhibit 10.15
                                                                   -------------

                    ANTELOPE CREEK UNIT OPERATING AGREEMENT
                    ---------------------------------------

     THIS AGREEMENT is entered into as of the 1st day of June, 1996, by and among PETROGLYPH GAS PARTNERS, L.P., a Delaware limited partnership, CoENERGY ENHANCED PRODUCTION, INC., a Michigan corporation, and PETROGLYPH OPERATING COMPANY, INC., a Kansas corporation.

     WHEREAS, the Parties or their predecessors in interest have entered into that certain Cooperative Plan of Development and Operation for the Antelope Creek Enhanced Recovery Project, Duchesne County, Utah dated February 17, 1994 (the "Unit Agreement"), by and among Petroglyph Gas Partners, L.P., Inland Resources Inc., Petroglyph Operating Company, Inc., Ute Indian Tribe ("the Tribe"), and Ute Distribution Corporation ("UDC"), as approved by the Bureau of Indian Affairs, governing the development and operation of the lands described on Exhibit 1 attached hereto, which lands are hereinafter referred to as the "Unit Area"; and

     WHEREAS, the Parties desire to enter into this agreement pertaining to the operation of the Unit Area.

     NOW, THEREFORE, in consideration of the mutual agreements herein set forth, it is agreed as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1 Other Defined Terms. The definitions contained in Exhibit 1.1 attached hereto are adopted for purposes of this agreement.

     1.2 "Unit Operator" means Petroglyph Operating Company, Inc. and its successors, acting in that capacity and not as a Working Interest owner.

     1.3 "Party" means a party to this agreement, including the Party acting as Unit Operator when acting as a Working Interest owner.

     1.4 "Costs" means all costs and expenses incurred in the development and operation of the Unit Area pursuant to this agreement or the Unit Agreement and all other expenses that are herein made chargeable as Costs, determined in accordance with the accounting procedure set forth in Exhibit 2 attached hereto, which shall govern in all matters covered thereby, except that in the event of inconsistency between said accounting procedure and this agreement, this agreement shall control.

     1.5 "Committed Working Interest" means a Working Interest which is shown on Exhibit 1.5 attached hereto as owned by a Party and which is committed to the Unit Agreement.

     1.6 "Participating Interest" of a Party means the proportion (expressed as a percentage) that the acreage of its Committed Working Interest or Interests bears to the total acreage of all the Committed Working Interests of the Parties; for the purposes of this definition (a) the acreage of the Working Interest in a tract within the Unit Area shall be the acreage of such tract as set forth in Exhibit 1.5 attached hereto and (b) if the Working Interest in a tract is owned by two or more owners, the acreage of such tract shall be apportioned among them in proportion to their respective Working Interests therein.

     1.7 "Beneficial Interest" of a Party means the proportion (expressed as a percentage) that the net acreage of its Committed Working Interest or Interests bears to the total net acreage of all the Committed Working Interests of the Parties; for the purposes of this definition the net acreage of the Committed Working Interest owned by a Party in a tract shall be calculated by multiplying the acreage of such tract by the percentage of the oil and gas which, if produced from such tract in the absence of the Unit Agreement and this agreement, would accrue to such Committed Working Interest after deducting all Lease Burdens.

     1.8 "Lease Burdens" means the royalty reserved to the lessor in an oil and gas lease, an overriding royalty, a production payment and any similar burden, but does not include a carried working interest, a net profits interest or any other interest which is payable out of profits and does not include any interest that does not burden the entire working interests in a lease.

     1.9 "Available Production" means all Unitized Substances produced and saved from the Unit Area except so much thereof as is used in the conduct of operations under the Unit Agreement and this agreement and so much thereof as is delivered in kind to owners of Lease Burdens entitled to delivery thereof in kind.

     1.10 "Drilling Party" means the Party or Parties obligated to contribute to the Costs incurred in Drilling, Deepening or Plugging Back a well in accordance with this agreement.

     1.11 "Non-Drilling Party" means a Party not obligated to contribute to the Costs incurred in Drilling, Deepening or Plugging Back a well in accordance with this agreement.

     1.12 "Drill" means to perform all operations reasonably necessary and incident to the drilling of a well, including preparation of roads and drill site, testing and, if productive of Unitized Substances, completing and equipping for production, including flow lines, treaters, separators and tankage, or plugging and abandoning, if dry.

     1.13 "Deepen or Plug Back" means to perform all operations reasonably necessary and incident to deepening or plugging back a well, testing and, if productive of Unitized Substances, completing or recompleting and equipping for production, including flow lines, treaters, separators and tankage, or plugging and abandoning, if dry.

     [1.14 and 1.15 intentionally omitted.]

     1.16 "Salvage Value" of materials and equipment means the value of such materials and equipment determined in accordance with Exhibit 2, less the reasonably estimated costs of salvaging the same.

     1.18 Each party is herein referred to by the neuter pronoun "it."


                                   ARTICLE 2
                    APPORTIONMENT OF COSTS AND OWNERSHIP OF
                       AVAILABLE PRODUCTION AND PROPERTY

     2.1 Apportionment. Except as otherwise specified herein, (particular reference being made to Sections 9.3 Taxes, and 25.3 Rights and Obligations of Non-Abandoning Party):

          A. All Costs incurred by Unit Operator in the conduct of operations pursuant to this agreement shall be borne by the Parties in proportion to their respective Participating Interests.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 2
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          B.  All Available Production shall be owned by the Parties in proportion to their respective Beneficial Interests.

          C. All materials, equipment and other property, whether real or personal, acquired by Unit Operator, and the cost of which is chargeable as Costs pursuant to this agreement, shall be owned by the Parties in proportion to their respective Participating Interests.

     2.2 Revision of Apportionment. Upon termination or other removal of a Lease Burden which is an encumbrance upon a Committed Working Interest, the net acreage of such Committed Working Interest and the Beneficial Interests of all Parties shall be revised, but Unit Operation shall not be required to recognize the change in Beneficial Interests resulting from such revision until the first day of the month next succeeding the termination or other removal of such Lease Burden. No other change shall be made in the Beneficial Interests of the Parties and no change shall be made in the Participating Interests of the Parties, except for transfers of Committed Working Interests and except as otherwise specified herein (particular reference being made to Sections 4.2 Failure to Pay Rentals.


                                   ARTICLE 3
                               UNLEASED INTERESTS

     3.1 Treated as Leased. If a Party owns in fee all or any part of the oil and gas rights in a tract within the Unit Area, free from oil and gas lease or other contract in the nature thereof, such Party shall be deemed to own a Committed Working Interest in such tract, and also a royalty interest in such tract, in the same manner and with like effect as if such Party's oil and gas rights in such tract were covered by the form of oil and gas lease attached hereto as Exhibit 4 and as if such Party owned both the royalty interest reserved in such lease and the interest of the lessee under such lease.
However, such Party shall have the right to take in kind all Unitized Substances accruing to the royalty interest deemed owned by it in such tract, in the same manner as it is entitled to take in kind its proportionate share of Available Production.

     3.2 Execution of Lease. In any provisions hereunder where reference is made to an assignment by any Party of its Committed Working Interest to any other Party, such reference as to any Party owning an unleased interest shall be interpreted to mean that such Party shall execute an oil and gas lease to such other Party in the form attached hereto as Exhibit 4, which shall satisfy the requirement for assignment of a Committed Working Interest.


                                   ARTICLE 4
                           RENTALS AND LEASE BURDENS

     4.1 Payment of Rentals. The Unit Operator shall pay, on or before the due date thereof, each installment of rental becoming due and payable under any lease, unless and until surrender of such lease, which shall be charged as Costs and borne by the Parties in proportion to their respective Participating Interests.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 3
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     4.2  Failure to Pay Rentals.  If an oil and gas lease covering a tract within the Unit Area is terminated by failure to make proper payment of rental required to be paid by Unit Operator in accordance with Section 4.1, Unit Operator shall make a bona fide effort at the Parties' expense to obtain a new lease covering the same interest in such tract as that covered by the terminated lease.

     4.3 Lease Burdens Payable by Unit Operator. Any and all payments (including minimum royalties) accruing to Lease Burdens on the effective date hereof, (including any such Lease Burdens not committed to the Unit Agreement) in respect of Unitized Substances, shall be made by Unit Operator for the account of the Parties. All such payments made by Unit Operator shall be charged to and borne by the Parties in proportion to their respective Beneficial Interests, except that all such payments made in respect of Unitized Substances produced from a well owned by less than all the Parties shall be charged to and borne by the Party or Parties owning such well in the proportions that such Parties share in the Available Production therefrom. Also, Unit Operator shall deliver Unitized Substances to owners of Lease Burdens who have the right and who elect to take the same in kind.

     4.4 Lease Burdens and Other Interests Payable by Parties. If a Committed Working Interest is subject to a carried working interest, net profits interest or any other interest which is payable out of profits, or any interest that does not burden all Committed Working Interests, the Party owning such Committed Working Interest shall be solely responsible for, and shall bear the entire burden of, any and all payments accruing thereto in respect of Unitized Substances.


                                   ARTICLE 5
                             COMPENSATORY ROYALTIES

     5.1 Payment and Apportionment. Whenever demand is made in accordance with the Unit Agreement for the drilling of a well for the protection of the Unit Area from drainage, or for the payment of compensatory royalties in lieu thereof, Unit Operator shall give written notice thereof to each Party. If payment of such compensatory royalties is Approved by the Parties, Unit Operator shall make payment thereof. All payments so made by Unit Operator shall be charged as Costs and borne by the Parties in proportion to their respective Participating Interests.

                       [ARTICLE 6 intentionally omitted.]


                                   ARTICLE 7
                      SUPERVISION OF OPERATIONS BY PARTIES

     [7.1 - 7.5 intentionally omitted.]

     7.6 Audits. From time to time, but not more often than once each year an audit may be made of Unit Operator's records and books of account pertaining to operations hereunder.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 4
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Each such audit shall be made by auditors in the employ of Parties requesting the audit and all costs of the audit shall be borne by such Parties.

     7.7 Extraneous Projects. Nothing contained in this agreement shall be deemed to authorize the Parties, by vote or otherwise, to act on any matter or authorize any expenditure unless such matter or expenditure relates to the conduct of operations authorized by the Unit Agreement or this agreement.


                                   ARTICLE 8
                       UNIT OPERATOR'S POWERS AND RIGHTS

     8.1 In General. Subject to the limitations provided for in this agreement all operations authorized by the Unit Agreement and this agreement shall be managed and conducted by Unit Operator. Unit Operator shall have exclusive custody of all materials, equipment and other property owned by the Parties jointly.

     8.2 Employees. All individuals employed by Unit Operator in the conduct of operations hereunder shall be the employees of Unit Operator alone, and their working hours, rates of compensation and all other matters relating to their employment shall be determined solely by Unit Operator.

     8.3 Non-Liability. Unit Operator shall not be liable to any other Party for anything done or omitted to be done by it in the conduct of operations hereunder except in case of bad faith, gross negligence or willful misconduct.

     8.4 Force Majeure. The obligations of Unit Operator hereunder shall be suspended to the extent that, and only so long as, performance thereof is prevented by fire, action of the elements, strikes or other differences with workmen, acts of civil or military authorities, acts of the public enemy, restrictions or restraints imposed by law or by regulation or order of governmental authority, whether federal, state or local, inability to obtain necessary rights of access, or any other cause reasonably beyond control by Unit Operator, whether or not similar to any cause above enumerated. The Parties further agree that any delays caused by the failure of the Tribe or UDC to respond when required pursuant to this Agreement or the Unit Agreement, or delays by the United States in granting any permit, shall temporarily excuse performance hereunder for the period of such delay. Whenever performance of its obligations is prevented by any such cause, Unit Operator shall give notice thereof to the other Parties as promptly as reasonably possible.

     8.5 Lien. Each of the other Parties hereby grants to Unit Operator a lien upon its Committed Working Interests, its interest in all jointly owned materials, equipment and other property and its interest in all Available Production, as security for payment of Costs and Lease Burdens chargeable to it, together with any interest payable thereon. Unit Operator shall have the right to bring any action at law or in equity to enforce collection of such indebtedness with or without foreclosure of such lien. In addition, upon default by any Party in the payment of Costs or Lease Burdens chargeable to it, Unit Operator shall have the right upon ten (10) days notice to each Party to collect and receive from the purchaser or purchasers thereof the proceeds of such Party's share of Available Production, up to the amount owing by such Party plus interest at the rate set forth in the Accounting Procedures until paid; each such purchaser shall

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 5
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be entitled to rely on Unit Operator's statement concerning the existence and amount of any such default.

     8.6 Advances. Unit Operator, at its election, shall have the right from time to time to demand and receive from the other Parties payment in advance of their respective shares of the estimated amount of the Costs to be incurred in operations hereunder during any month, which right may be exercised only by submission to each such Party of a properly itemized statement of such estimated Costs, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated Costs for any month shall be submitted on or about the twentieth (20th) day of the next preceding month. The amount of each such invoice shall be payable within thirty (30) days after the mailing thereof, and thereafter shall bear interest at the rate set forth in the Accounting Procedure until paid. Proper adjustment shall be made monthly between such advances and Costs, to the end that each Party shall bear and pay its proportionate share of Costs incurred and no more. Unit Operator may request advance payment or security for the total estimated Costs to be incurred in a particular Drilling, Deepening or Plugging Back operation and shall not be obligated to commence such operation unless and until such advance payment is made or Unit Operator is furnished security acceptable to it for the payment thereof by the Party or Parties chargeable therewith.

     8.7 Use of Unit Operator's Drilling Equipment. Any Drilling, Deepening or Plugging Back operation conducted hereunder may be conducted by Unit Operator by means of its own tools and equipment provided that the rates to be charged and the applicable terms and conditions are set forth in a form of drilling contract Approved by the Party or Parties chargeable with the Costs incurred in such operation, except that in any case where Unit Operator alone constitutes the Drilling Party, such drilling contract shall be approved by the Parties.

     8.8 Rights as Party. As an owner of Committed Working Interest, the Party acting as Unit Operator shall have the same rights and obligations hereunder as if it were not the Unit Operator. In each instance where this agreement requires or permits a Party to give a notice, consent or approval to the Unit Operator, such notice, consent or approval shall be deemed properly given by the Party acting as Unit Operator if and when given to all other Parties.


                                   ARTICLE 9
                             UNIT OPERATOR'S DUTIES

     9.1 Specific Duties. In the conduct of operations hereunder, Unit Operator shall:
          A. Drilling of Wells. Drill, Deepen or Plug Back a well or wells only in accordance with the provisions of this agreement;

          B. Compliance with Laws and Agreements. Comply with the provisions of the Unit Agreement and all applicable laws and governmental regulations (whether federal, state or local);

          C. Consultation with Parties. Consult freely with the other Parties concerning operations hereunder, and keep them advised of all matters arising in operations hereunder which Unit Operator deems important, in the exercise of its best judgment;


ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 6
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          D. Payment of Costs.  Pay all Costs incurred in operations hereunder promptly as and when due and payable, and keep the Committed Working Interests and all jointly owned property free from liens which may be claimed for the payment of such Costs, except any such lien which it disputes, in which event Unit Operator may contest the disputed lien upon giving to the other Parties written notice thereof;

          E. Records. Keep full and accurate records of all Costs incurred, Lease Burdens paid and controllable materials and equipment, which records, and receipts and vouchers in support thereof, shall be available for inspection by authorized representatives of the other Parties at reasonable intervals during usual business hours at the office of Unit Operator;

          F. Information. Furnish to each of the other Parties upon request therefor (1) copies of Unit Operator's authorization for expenditure, (2) itemizations of estimated expenditures in excess of $25,000, (3) copies of all drilling reports, well logs, basic engineering data, tank tables, gauge reports and run tickets, (4) reports of stock on hand at the first of each month, (5) samples of cores or cuttings taken from wells drilled hereunder, to be delivered at the well in containers furnished by the Party requesting same, and (6) such other or additional information or reports as may be requested by the Parties. Upon request, Unit Operator shall promptly advise the other Parties of the date on which any well is spudded or the date on which drilling operations are commenced;

          G. Access to Unit Area. Permit each of the other Parties, through its duly authorized employees or agents, but at its sole risk and expense, to have access to the Unit Area at all times, and to derrick floor of each well drilled or being drilled hereunder, for the purpose of observing operations conducted hereunder and inspecting jointly owned materials, equipment or other property and to have access at reasonable times to information and data in the possession of Unit Operator concerning the Unit Area;

     9.2  Insurance.

          A. Unit Operators. Unit Operator shall comply with the Workmen's Compensation law of the state in which the Unit Area is located. Unit Operator shall also maintain in force at all times with respect to operations hereunder such other insurance, if any, as may be required by law. In addition, Unit Operator shall maintain such other insurance, if any, as is described in Exhibit 5 hereto attached or as is Approved from time to time by the Parties. Unit Operator shall carry no other insurance for the benefit of the Parties except as above specified. Upon written request of any Party, Unit Operator shall furnish evidence of insurance carried by it with respect to operations hereunder.

          B. Contractors. Unit Operator shall require all contractors engaged in operations under this agreement to comply with the Workmen's Compensation law of the state in which the Unit Area is located and to maintain such insurance as Unit Operator may be Directed by the Parties to require.

          C. Automotive Equipment. In the event Automobile Public Liability insurance is specified in said Exhibit 5 or is subsequently Approved by the Parties, no direct charge shall be made by Unit Operator for premiums paid for such insurance for Operator's fully owned automotive equipment.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 7
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     9.3  Taxes.  Any and all ad valorem taxes payable upon the Committed
Working Interests (and upon Lease Burdens which are not payable by the owners thereof), or upon materials, equipment or other property acquired and held by Unit Operator hereunder, and any and all taxes (other than income taxes) upon or measured by Unitized Substances produced from the Unit Area which are not payable by the purchaser or purchasers thereof or by the owner of Lease Burdens, shall be paid by Unit Operator as and when due and payable and shall be charged and borne as follows:

          A. Taxes upon materials, equipment and other property acquired and held by Unit Operator hereunder shall be charged to and borne by the Parties owning the same in proportion to their respective interests therein.

          B. All other taxes paid by Unit Operator shall be charged to and borne by the Parties in proportion to their respective Beneficial Interests, except that in the case of a well owned by less than all the Parties, such taxes shall be charged to and borne by the Party or Parties owning such well in the same proportions that they share in the Available Production therefrom. All reimbursements from owners of Lease Burdens, whether obtained in cash or by deduction from Lease Burdens, on account of any taxes paid for such owners shall be paid or credited to the Parties in the same proportions as such taxes were charged to such Parties.

          C. In the event of a transfer by one Party to another under the provisions of this agreement of any Committed Working Interest or of any interest in any well or in the materials and equipment in any well or in the event of the reversion of any relinquished interest as in this agreement provided the taxes above mentioned assessed against the interest transferred or reverted for the taxable period in which such transfer or reversion occurs shall be apportioned between such Parties so that each shall bear the percentage of such taxes which is proportionate to that portion of the taxable period during which it owned such interest. Each party shall promptly furnish Unit Operator with copies of notices, assessments, levies or tax statements received by it pertaining to the taxes to be paid by Unit Operator. Unit Operator shall make such returns, reports and statements as may be required by law in connection with any taxes above provided to be paid by it and shall furnish copies to the parties upon request. It shall notify the Parties of any tax which it does not propose to pay before such tax becomes delinquent.

     9.4 Non-Discrimination. Unit Operator shall not discriminate against any employee or applicant for employment because of race, creed, color or national origin, and an identical provision shall be incorporated in all contracts made by Unit Operator with independent contractors; provided, however, that this provision shall not require Unit Operator to violate any regulations of, or agreements with, the Ute Indian Tribe.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 8
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                                  ARTICLE 10
                         LIMITATIONS ON UNIT OPERATOR

     10.1 Specific Limitations. In the conduct of operations hereunder, Unit Operator shall not, without first obtaining the approval of the Parties:

           A. Change in Operations. Make any substantial change in the method of operation of any well, except in the case of an emergency and except in accordance with any development plan.

           B. Limit on Expenditures. Undertake any project reasonably estimated to require an expenditure in excess of Twenty-five Thousand Dollars ($25,000); provided, however, that (1) Unit Operator is authorized to make all usual and customary operating expenditures that are required in the normal course of producing operations or that are included in a development plan approved by the Parties, and (2) whenever Unit Operator is authorized to conduct a Drilling, Deepening or Plugging Back operation, or to undertake any other project, in accordance with this agreement, Unit Operator shall be authorized to make all reasonable and necessary expenditures in connection therewith and (3) in case of emergency, Unit Operator may make such immediate expenditures as may be necessary for the protection of life or property, but notice of such emergency shall be given to all other Parties as promptly as reasonably possible.

           C. Partial Relinquishment. Make any partial relinquishment of its rights as Unit Operator or appoint any suboperator.

           D. Settlement of Claims. Pay in excess of Ten Thousand Dollars ($10,000) in the settlement of any claim (other than Workmen's Compensation claims) for injury to or death of persons, or for loss of or damage to property.


                                  ARTICLE 11
                                    TITLES

     11.1 Representations of Ownership. Each Party represents to all other Parties that its ownership of Working Interests in the Unit Area is that set out in Exhibit 1.5 attached hereto. If it develops that any such representation of ownership is incorrect the rights and responsibilities of the Parties shall be governed by the provisions of this Article 11, but such erroneous representation shall not be a cause for cancelling or terminating this Agreement.

     11.2 Title Examination. Title examination may be made on the drill site of any proposed well prior to commencement of drilling operations if deemed advisable by Unit Operator. At Unit Operator's request, each Party shall furnish to Unit Operator all abstracts, title opinions, title papers, and curative materials in its possession. All additional abstracts and other title papers not in the possession of or made available to Unit Operator by the Parties, but necessary for the examination of title, shall be obtained by Unit Operator. Unit Operator shall cause title to be examined by outside attorneys, and copies of all title opinions shall be furnished to each Party at the Party's request. The costs incurred by Unit Operator in obtaining title examinations shall be charged as Costs and borne by the Parties in proportion to their respective Participating Interests. Such curative work as is performed to meet title requirements concerning

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 9
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a Committed Working Interest shall be performed by and at the expense of the
Party claiming such interest.

     [11.3 - 11.10 intentionally omitted.]

     11.11 Failure of Title to Approved Interest. If title to any Committed Working Interest has been approved and subsequently fails in whole or in part, the following shall be the consequences:

          A. Effect upon Committed Parties. Such title failure shall not cause any change in the proportion in which the Parties to this agreement at the date of such title failure as among themselves bear Costs and share in Unitized Substances, whether or not the true owner of the interest to which title failed joins in the Unit Agreement and this agreement.

          B. Damages. Any loss, liability, damage or expense arising by reason of such failure of title, except liability to third parties for damages on account of prior production of Unitized Substances, shall be charged as Costs and borne by the Parties to this agreement at the date title failure in proportion to their respective Participating Interest on such date.

          C. Accounting for Unitized Substances. Any liability to third parties for damages on account of prior production of Unitized Substances shall be borne by the Parties in the same proportions in which they shared in such prior production.

     11.12 Joinder by True Owner. The true owner of a Working Interest which has ceased to be subject to this agreement because title is disapproved or because title has failed may, upon such terms and conditions as are Approved by the Parties, join this agreement or enter into a separate operating agreement.


                      [ARTICLE 12 intentionally omitted.]


                                   ARTICLE 13
               ADDITIONAL DRILLING AND DEEPENING OR PLUGGING BACK

     13.1 No Liability Without Consent. No Party shall be liable for any portion of the Costs of Drilling any well or for any portion of the Costs incurred in Deepening or Plugging Back a well unless it elects to participate in such operations as hereinafter provided.

                   [Articles 14 - 23 intentionally omitted.]


ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 10
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                                 ARTICLE 24
                             TRANSFERS OF INTEREST

          [24.1 and 24.2 intentionally omitted.]

          24.3 Assumption of Obligations. No Party shall make any transfer of Committed Working Interests without making the same expressly subject to the Unit Agreement and this agreement and requiring the transferee in writing to assume and to agree to perform all obligations of the transferor under the Unit Agreement and this agreement insofar as relates to the interest assigned, except that such assumption of obligations shall not be required in case of a transfer by mortgage or deed of trust as security for indebtedness.

          24.4 Effective Date. A transfer of Committed Working Interests shall not be effective as between the Parties until the first day of the month ext following the delivery to Unit Operator of the original or a certified copy of the instrument of transfer conforming to the requirements of Section 24.3, along with evidence satisfactory to Unit Operator of approval by the governmental authority having supervision over the Committed Working Interest transferred, where such approval is required. In no event shall a transfer of Committed Working Interests relieve the transferring Party of any obligations accrued hereunder prior to said effective date, for which purpose any obligation assumed by the transferor to participate in the Drilling, Deepening or Plugging Back of a well prior to such effective date shall be deemed an accrued obligation.


                                   ARTICLE 25
                         ABANDONMENT OF PRODUCING WELLS

          25.1 Consent Required. A well which has been completed as a producer of Unitized Substances shall not be abandoned and plugged, nor shall the operation of such well for production from the formations or zones in which it has been completed be discontinued, except with the written consent of all Parties then owning the well.

          25.2 Abandonment Procedure. If the abandonment of a well which has once produced is approved by the Parties Unit Operator shall give written notice thereof to each party then having an interest in the well. Any Party who objects to abandonment of the well (herein called non-abandoning Party) may give written notice thereof to all other Parties (herein called abandoning Parties) then having interests in the well, provided such notice is given within thirty
(30) days after receipt of the notice given by Unit Operator. If such objection is so made the non-abandoning Party or Parties shall forthwith pay to the abandoning Parties their respective shares of the Salvage Value of the materials and equipment in or appurtenant to the well, less the reasonably estimated cost of plugging the well. Upon the making of such payment the abandoning Parties shall be deemed to have relinquished unto the non-abandoning Party or Parties all their working interest in the well and the area prescribed for such well by spacing order of state or governmental authority, or if there is no such order, the area established for such well by the spacing pattern then in use in the field, or, if there is no such order or spacing pattern, then the forty (40) acre legal subdivision, or fractional lot or lots approximating the same, embracing such well, but only with respect to the formation or zone in which it is the


ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 11 completed, and all their interest in the materials and equipment in or appurtenant to the well. If there is more than one non-abandoning Party each shall be deemed to have acquired the operating rights and working interest so relinquished in the proportion that the Participating Interest of each such Party immediately prior to such relinquishment then bears to the total Participating Interests of all non-abandoning Parties.

          25.3 Rights and Obligations of Non-Abandoning Party. After the relinquishment above provided for such well shall be operated by Unit Operator for the account of the non-abandoning Party or Parties, who shall own all Available Production therefrom and shall bear all Lease Burdens and Costs thereafter incurred in operating the well and plugging it when abandoned, and also other Costs of any additional tankage, flow lines or other facilities needed to measure separately the Unitized Substances produced from the well; said operating costs shall include an overhead charge computed at the highest per well rate applicable to the operation of a single producing well in accordance with Exhibit 2, if such rate is provided. Non-abandoning Parties shall bear the costs of any separate metering necessary.

                   [ARTICLES 26 - 28 intentionally omitted.]

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 12

                                   ARTICLE 29
                          SEVERAL, NOT JOINT LIABILITY

          29.1 Liability. The liability of the Parties hereunder shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out.

          29.2 No Partnership Created. It is not the intention of the Parties to create, nor shall this agreement or the Unit Agreement be construed as creating a mining or other partnership or association between the Parties, or to render them liable as partners or associates.


                                   ARTICLE 30
                                    NOTICES

          30.1 Giving and Receipt. Except as otherwise specified herein, any notice, consent, Approval, Direction or statement herein provided or permitted to be given by Unit Operator or a Party to the Parties shall be given in writing by United States mail or by facsimile, properly addressed to each Party to whom given, with postage or charges prepaid, or by delivery thereof in person to the Party to whom given. A notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed, except that any notice given by United States registered mail or by facsimile, properly addressed to the Party to whom given with all postage and charges prepaid, shall be deemed given to and received by the Party to whom directed forty-eight (48) hours after such notice is deposited in the United States mails or twenty-four
(24) hours after such notice is transmitted by facsimile and confirmed electronically, and also except that a notice to Unit Operator shall not be deemed given until actually received by it.

          30.2 Proper Addresses. Each Party's proper address shall be deemed to be the address set forth under or opposite its signature hereto unless and until such Party specifies another post office address within the continental limits of the United States by not less than ten (10) days prior written notice to all other Parties.


                                   ARTICLE 31
                   EXECUTION IN COUNTERPARTS AND RATIFICATION

          31.1 Counterparts. This agreement may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

          31.2 Ratification. This agreement may be executed by the execution and delivery of a good and sufficient instrument of ratification, adopting and entering into this agreement. Such ratification shall have the same effect as if the party executing it had executed this agreement or a counterpart hereof.


                                   ARTICLE 32
                             SUCCESSORS AND ASSIGNS

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 13

          32.1 Covenants. This agreement shall be binding on and inure to the benefit of all Parties signing the same, their heirs, devisees, personal representatives, successors and assigns, whether or not it is signed by all the parties listed below. The terms hereof shall constitute a covenant running with the lands and the Committed Working Interests of the Parties.


                                   ARTICLE 33
                            HEADINGS FOR CONVENIENCE

          33.1 Headings. The table of contents and the headings used in this agreement are inserted for convenience only and shall be disregarded in construing this agreement.


                                   ARTICLE 34
                            EFFECTIVE DATE AND TERM

          34.1 Effective Date. This agreement shall become effective on June 1, 1996.

          34.2 Term. The term of this agreement shall be the same as the term of the leases subject hereto; provided, however, that upon the termination of any lease shall cease to be subject hereto.

          34.3 Effect of Termination. Termination of this agreement shall not relieve any Party of its obligations accrued hereunder before such termination. Notwithstanding termination of thus agreement the provisions hereof relating to the charging and payment of Costs and the disposition of materials and equipment shall continue in force until all materials ad equipment owned by the Parties have been disposed of and until final accounting between Unit Operator and the Parties. Termination of this agreement shall automatically terminate all rights and interests acquired by virtue of this agreement in lands within the Unit Area except such transfers of Committed Working Interests as have been evidenced by formal written instruments of transfer.

          34.4 Effect of Signature. When this agreement is executed by two Parties, execution by each shall be deemed consideration for execution by the other and each Party theretofore or thereafter executing this agreement shall thereupon become and remain bound hereby until the termination of this agreement.


                                   ARTICLE 35
                               SUBSEQUENT JOINDER

          [35.1 intentionally omitted.]

          35.2 After Commencement of Operations. After commencement of operations under the Unit Agreement, subsequent joinder in the Unit Agreement and in this agreement by any owner of Working Interest in land within the Unit Area who is not a Party shall be permitted upon such reasonable terms and conditions as may be approved by the Parties.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 14

                      [ARTICLE 36 intentionally omitted.]


                                  ARTICLE 37
                                RIGHT OF APPEAL

          37.1 Not Waived. Nothing contained in this agreement shall be deemed to constitute the waiver by any Party of any right it would otherwise have to contest the validity of any law or any order or regulation of governmental authority (whether federal, state or local) relating to or affecting the conduct of operations within the Unit Area or to appeal from any such order.


                                  ARTICLE 38
                               OTHER PROVISIONS

          38.1 Unit Participation Agreement. The Parties hereto are parties to that certain Antelope Creek Unit Participation Agreement dated June 1, 1996 (the "Participation Agreement"), the provisions of which are incorporated herein by reference. To the extent any provision contained in the body of this agreement is inconsistent with any provision of the Participation Agreement, the provisions of the Participation Agreement shall control.

          38.2 Cooperative Plan. The development and operation of the leases comprising the Unit Area are in part governed by that certain Cooperative Plan of Development and Operation for the Antelope Creek Enhanced Recovery Project, Duchesne County, Utah dated February 17, 1994, by and among Petroglyph Operating Company, Inc., Inland Resources Inc., Petroglyph Gas Partners, L.P., Ute Indian Tribe, and Ute Distribution Corporation, as approved by the Bureau of Indian Affairs (the "Cooperative Plan"). To the extent any provision contained in the body of this agreement is inconsistent with any provision of the Cooperative Plan, the provisions of the Cooperative Plan shall control.

          38.3 Standard of Conduct. Unit Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable laws and regulations, but in no event shall it have any liability as Unit Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

          38.4  Resignation or Removal of Unit Operator and Selection of
Successor.

                38.4.1  Resignation or Removal of Unit Operator.  Unit Operator
                        ---------------------------------------
          may resign at any time by giving notice thereof to the other Parties. If Unit Operator terminates its legal existence or is no longer capable of serving as Unit Operator, Unit Operator shall be deemed to have resigned without any action by the other Parties, except the selection of a successor. Unit Operator may be removed only for good cause by the affirmative vote of Parties owning a majority interest based on ownership as shown on Exhibit "1.5" remaining after excluding the voting interest of Unit Operator and its affiliates, if any; such vote shall not be deemed effective until a written notice has been delivered to the Unit Operator by the other Parties detailing the alleged default and Unit Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 15
     default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained herein or material failure or inability to perform its obligations under this agreement. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Unit Operator or action by the other Parties to remove Unit Operator, unless a successor Unit Operator has been selected and assumes the duties of Unit Operator at an earlier date. A change of a corporate name or structure of Unit Operator shall not be the basis for removal of Unit Operator.

          38.4.2  Selection of Successor Unit Operator.  Upon the resignation or
                  ------------------------------------
     removal of Unit Operator under any provision of this agreement, a successor Unit Operator shall be selected by the other Parties. The successor Unit Operator shall be selected from the Parties owning an interest in the Unit Area at the time such successor Unit Operator is selected. The successor Unit Operator shall be selected by the affirmative vote of Parties owning a majority interest based on ownership as shown on Exhibit "1.5" and not affiliated with Unit Operator; provided, however, if a Unit Operator owning an interest in the Unit Area, which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Unit Operator shall be selected by the affirmative vote of the Parties owning a majority interest based on ownership as shown on Exhibit "1.5" remaining after excluding the voting interest of the Unit Operator that was removed or resigned and its affiliates. The former Unit Operator shall promptly deliver to the successor Unit Operator all records and data relating to the operations conducted by the former Unit Operator to the extent such records and data are not already in the possession of the successor Unit Operator. Any cost of obtaining or copying the former Unit Operator's records and data shall be charged in the joint account.

          38.4.3  Effect of Bankruptcy.  If Unit Operator becomes insolvent,
                  --------------------
     bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by the other Parties, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Unit Operator, and the removal of Unit Operator is prevented by the federal bankruptcy court, all Parties shall comprise an interim operating committee to serve until Unit Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Unit Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Unit Operator without any action by the other parties except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more Parties owning a majority interest based on ownership as shown on Exhibit "15". In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to the Parties and the federal bankruptcy court shall be selected as a member of the operating committee and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Unit Area based on Exhibit "1.5".

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 16

          38.4.4  Diminution of PGP's Share of Capital Expenditures.  If at any
                  -------------------------------------------------
     time the total capital expenditures contributed to the development of the Unit Area by PGP and its successors in interest, attributable to the fifty percent (50%) Working Interest owned by PGP at the date of execution of this Agreement, shall be less than one-third (1/3) of the total capital expenditures contributed to the development of the Unit Area by all Working Interest Owners, CEPI shall have the option of acquiring the operating rights under this Agreement and replacing POCI as Unit Operator. CEPI shall exercise such option by sending written notice of its intent to exercise its option to PGP and POCI, and CEPI's acquisition of the operating rights and its replacement of POCI as Unit Operator shall be effective on the date CEPI shall specify in its notice, which date shall not be earlier than thirty (30) days after PGP's and POCI's receipt of such notice. In the event CEPI exercises its option under this section, CEPI shall assume and accept assignment of any and all third party, unaffiliated contracts entered into by POCI on behalf of the Working Interest Owners, and CEPI and POCI agree to negotiate in good faith concerning CEPI's purchase from POCI of all property not already owned by the Working Interest Owners, but used in the operation of the Unit Area, including without limitation material, equipment, vehicles, real and personal property leases, and other real and personal property, for the fair market value of such property. In the event of a transfer of operations to CEPI pursuant to this section, PGP and POCI agree to execute such documents, furnish such information and data to CEPI, and take such other actions as are reasonably necessary to effect such transfer of operations. PGP and POCI specifically agree that they will assist CEPI in obtaining the consent of the Ute Indian Tribe and the Ute Distribution Corporation. For purposes of this section, at such time as PGP and CEPI have jointly contributed Twenty Million Five Hundred Ninety-Three Thousand Dollars ($20,593,000) (with CEPI contributing seventy-five percent (75%) of such amount and PGP contributing twenty-five percent (25%) of such amount) to the development of the Unit Area pursuant to the provisions of section ____ of the Participation Agreement after the Effective Date of such Participation Agreement, PGP and CEPI shall each be deemed to have contributed Twenty-Two Million Seven Hundred Fifty Thousand Dollars ($22,750,000) in capital expenditures to the development of the Unit Area.

          38.4.5  Sale of PGP's and POCI's Operating Rights.  In the event PGP
                  -----------------------------------------
     and POCI desire to sell their operating rights or such operating rights are assigned by law (by merger, stock acquisition or otherwise) in and to the Unit Area to an unaffiliated third party (in one or a series of transactions), they must receive CEPI's prior consent to such transfer, or such transfer shall be void. CEPI's consent shall not be unreasonably withheld by CEPI. In determining whether the withholding of consent is reasonable, the factors to be considered shall include, without limitation, the proposed purchaser's experience in the operation of oil and gas properties, secondary recovery expertise, and financial ability to carry out its duties and obligations under this Agreement, and specific facts known to CEPI related to prior acts of the proposed purchaser constituting dishonesty, misrepresentation, or fraud. For purposes of this section, "unaffiliated third party" shall mean a party which is not controlled by one or more of the owners of Petroglyph Energy, Inc., as of the date of this agreement; and "control" (including the terms "controlling," "controlled by" and "under common control with") means the

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 17 possession, direct or indirect, of the power to direct or cause the direction of the management, development, and operation of the Unit Area, whether through the ownership of voting securities, by contract, or otherwise.

     38.5 Competitive Rates and Use of Affiliates. All wells drilled on the Unit Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Unit Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Unit Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contracts who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Unit Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

     38.6 Custody of Funds. Unit Operator shall hold for the account of the Parties any funds of the Parties advanced or paid to Unit Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Unit Area, and such funds shall remain the funds of the Parties on whose accounts they are advanced or paid until used for their intended purpose or otherwise delivered to the Parties or applied toward the payment of debts. Nothing in this section shall be construed to establish a fiduciary relationship between Unit Operator and the other Parties for any purpose other than to account for the Parties' funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Unit Operator of separate accounts for the funds of the other Parties unless the Parties otherwise specifically agree.

     38.7 Taking Production in Kind. Each Party may take in kind or separately dispose of its proportionate share of all oil produced from the Unit Area, exclusive of production which may be used in development and producing operations and in preparing and treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any Party of its proportionate share of the production shall be borne by such party. Any Party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Unit Operator's surface facilities which it uses. Any Party taking its share of production in kind shall provide a comprehensive plan approved by the Unit Operator for such taking in kind. Unit Operator's approval shall not be unreasonably withheld. Each Party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Unit Area, and except as provided otherwise herein shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 18

     IN WITNESS WHEREOF, this agreement has been executed by the undersigned parties to be effective the 1st day of June, 1996.


     Unit Operator:                     PETROGLYPH OPERATING COMPANY, INC.



                                        By: /s/Robert A. Christensen
                                            ------------------------------
                                        Name:  Robert A. Christensen
                                        Title: Vice-President



     Working Interest Owners:           PETROGLYPH GAS PARTNERS, L.P.
                                        By:  PETROGLYPH ENERGY, INC.,
                                             its general partner



                                        By: /s/Robert C. Murdock
                                            ------------------------------
                                        Name:  Robert C. Murdock
                                        Title: President



                                        CoENERGY ENHANCED PRODUCTION, INC.



                                        By: /s/P.E. Doohan
                                            ------------------------------
                                        Name:  P.E. Doohan
                                        Title: Attorney-in-Fact



ANTELOPE CREEK UNIT OPERATING AGREEMENT - Page 19